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                                                                     Exhibit 1.1

                                   ONEOK, INC.

                                9,500,000 Shares

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                August ___, 2003

J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     Westar Industries, Inc. (the "Selling Stockholder"), a Delaware corporation and a wholly-owned subsidiary of Westar Energy, Inc., a Kansas corporation ("Parent"), proposes to sell to you (the "Underwriter") an aggregate of 9,500,000 shares (the "Firm Shares") of the common stock of ONEOK, Inc., an Oklahoma corporation (the "Company"), par value $0.01 per share, together with each associated preferred stock purchase right under the Amended and Restated Rights Agreement, dated as of February 5, 2003 (the "Rights Agreement"), between the Company and UMB Bank, N.A., as Rights Agent (the "Common Stock"). The Selling Stockholder and, to the extent the Selling Stockholder transfers its shares of Common Stock to Parent prior to the Option Closing Date (as hereinafter defined) in accordance with the Stipulation and Agreement of the Kansas Corporation Commission, Parent, have also agreed to grant to the Underwriter an option (the "Option") to purchase up to an additional 1,425,000 shares (the "Option Shares") of Common Stock on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are herein referred to as the "Shares".

     The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by you shall be agreed upon by the Company, Parent, the Selling Stockholder and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, Parent, the Selling Stockholder and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

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     Each of the Company, Parent and the Selling Stockholder confirms as follows its agreements with the Underwriter.

1.   Agreement to Sell and Purchase.

     (a) On the basis of the representations, warranties and agreements of the Company, Parent and the Selling Stockholder herein contained and subject to all the terms and conditions of this Agreement, the Selling Stockholder agrees to sell to you and you agree to purchase from the Selling Stockholder at the purchase price per share for the Firm Shares to be agreed upon by you, the Selling Stockholder and the Company in accordance with subsection (c) below and set forth in the Price Determination Agreement 9,500,000 Firm Shares as set forth on
          Schedule I.

     (b) Subject to all the terms and conditions of this Agreement, the Selling Stockholder and, if applicable, Parent, grant to you the Option to purchase up to 1,425,000 Option Shares from the Selling Stockholder or Parent, as the case may be, at the same price per share as you will pay for the Firm Shares. The Option may be exercised only to cover over-allotments in your sale of the Firm Shares and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement, upon written or telegraphic notice (the "Option Shares Notice") by the Selling Stockholder and Parent with a copy to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Selling Stockholder or Parent, as the case may be, will sell to you the number of Option Shares set forth in the Option Shares Notice and you will purchase such Option Shares.

     (c) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the Underwriter shall be agreed upon and set forth in the Price Determination Agreement.

2.   Delivery and Payment.

     (a) Delivery of the Firm Shares shall be made to you against payment of the purchase price by wire transfer in immediately available funds to an account designated in writing by the Selling Stockholder to you. Such payment shall be made at 10:00 a.m., New York City time, on the third business day after the date on which the first bona fide offering of the Firm Shares to the public is made by you or at such time on such other date, not later than ten business days after such first offering date, as may be agreed upon by the Company, Parent, the Selling Stockholder and the Underwriter (such date is hereinafter referred to as the "Closing Date"). Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct.

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     (b)  To the extent the Option is exercised, delivery of the Option Shares against payment by you (in the manner specified above) will take place in the manner specified above for the Closing Date on the Option Closing Date.

     (c) Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as you shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to Parent, the Selling Stockholder and the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, Parent and the Selling Stockholder agree to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by Parent or the Selling Stockholder to the Underwriter shall be borne by Parent and the Selling Stockholder. Parent and the Selling Stockholder will pay and save the Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Firm Shares and Option Shares.

     (e) Not later than 12:00 p.m. on the first business day following the date the Firm Shares are first released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus (as hereinafter defined) in such quantities and at such places as the Underwriter shall request.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to the Underwriter, Parent and the Selling Stockholder that:

     (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-104318) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933 (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Underwriter. The term "Registration Statement" means the registration statement described above, as amended at the time it became effective (the "Effective Date"), including financial statements and

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          all exhibits and any information deemed to be included by Rule 430A or
          Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Shares pursuant to Rule 424 or Rule 434 under the Act. The term "Prospectus" means the form of final prospectus included in the Registration Statement at the Effective Date, as amended and supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, and shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Shares as contemplated by Section 5(j) of this Agreement. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934 (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be, and (ii) any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration
          Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     (b) The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any preliminary prospectus, or instituting proceedings for that purpose. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to you for use in connection with the offer and sale of the Shares. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and

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          Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this subsection (b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and the information contained in the thirteenth and fourteenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information relating to the Underwriter furnished in writing to the Company specifically for inclusion in the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

     (c) The documents that are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the date hereof shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

     (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries named on Schedule II hereto (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation, limited liability company, general partnership or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good


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          standing as a foreign corporation, limited liability company, general partnership or limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise (a "Material Adverse Effect"). Except as set forth on Schedule II hereto, all of the outstanding shares of capital stock, capital interests or partnership interests of the Subsidiaries have been duly authorized and validly issued and, as to capital stock, are fully paid and non-assessable, and are owned by the Company free and clear of all security interests, liens, encumbrances and claims whatsoever. Except for (i) the stock of or interests in the Subsidiaries disclosed on Schedule II hereto and (ii) as disclosed in the Registration Statement and the Prospectus, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws or other organizational documents of the Company and each of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (e) None of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, except as described or contemplated by the Registration Statement and the Prospectus.

     (f) The outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of the Company's $0.925 Series D Non-Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock")) have been duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date and the Option Closing Date, as applicable, will be, complete and accurate in all respects. Except (i) as set forth in the Registration Statement and the Prospectus and (ii) with respect to (A) stock options or other employee and director compensation arrangements pursuant to the terms of a plan in effect on the date of this Agreement or (B) employee thrift plans or direct stock purchase or dividend investment plans in place on the date of this Agreement, the Company does not have outstanding, and at the Closing Date and the Option Closing Date, as applicable, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or


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          obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

     (g) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus, and any amendment or supplement thereto, present fairly the consolidated financial condition of the Company, as of the date thereof and the consolidated results of operations and cash flows of the Company for the period covered thereby, in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. KPMG LLP (the "Accountant"), the accounting firm that has certified the financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus, and any amendment or supplement thereto, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations and the Accountant is not in violation of the auditor independence requirements of Section 201 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") with respect to the Company. There are no pro forma financial statements or other pro forma financial information required to be included or incorporated by reference in the Registration Statement or the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included or incorporated by reference in the Registration Statement or the Prospectus. The financial data set forth in the Prospectus under the captions "Summary -- Summary Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement. The Company's ratio of earnings to combined fixed charges and preferred stock dividend requirements set forth in the Prospectus under the caption "Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements" and in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Act.

     (h) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and its Subsidiaries. The Company and each of its Subsidiaries maintain an adequate internal control structure, procedures for financial reporting and a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries; (iii) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accounts of the assets of the Company and its Subsidiaries is compared


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          with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and the Option Closing Date, as applicable, except as set forth in or contemplated by the Registration Statement and the Prospectus,
          (i) there has not been and will not have been any material change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the Transaction Agreement and the transactions referred to herein and
          (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock, other than the ordinary quarterly dividend paid or payable by the Company to holders of the Common Stock and preferred stock consistent with past practices.

     (j) The Company is not an "investment company" or a company "controlled by" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (k) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective directors or officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect.

     (l) The Company and each of its Subsidiaries has, and at the Closing Date and the Option Closing Date, as applicable, will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, "Governmental Licenses") necessary to carry on its business as contemplated in the Prospectus, except for the Governmental Licenses the absence of which would not have a Material Adverse Effect, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business, including the Sarbanes-Oxley Act, other than noncompliance that would not, individually or in the aggregate, result in a Material Adverse Effect, and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date and the Option Closing Date, as applicable, will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, other than defaults that would not,


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          individually or in the aggregate, result in a Material Adverse Effect.
          To the knowledge of the Company and each of its Subsidiaries, except as described in the Registration Statement and the Prospectus, no other party under any material contract or other agreement to which it is a party is in material default in any respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date or the Option Closing Date, as applicable, will any of them be, in violation of any provision of its certificate of incorporation, by-laws or other organizational documents.

     (m) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required to be obtained by the Company in connection with the issuance of shares of Common Stock upon conversion of shares of Series D Preferred Stock by the Selling Stockholder, in connection with the transfer, sale or delivery of the Shares by Parent or the Selling Stockholder, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such (i) as have been obtained under the Act or the Rules and Regulations, (ii) as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares (iii) that the failure to obtain would not result in a Material Adverse Effect and (iv) as may have already been obtained.

     (n) The Company has full corporate power and authority to enter into this Agreement and the Transaction Agreement dated as of August 4, 2003 among the Company, Parent and the Selling Stockholder (the "Transaction Agreement") and to perform its obligations under this Agreement and the Transaction Agreement. This Agreement and the Transaction Agreement have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof and thereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained herein and therein. The performance of this Agreement and the Transaction Agreement and the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any material contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of


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          its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

     (o) The Company and each of its Subsidiaries has good and valid title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or would not have a Material Adverse Effect. The Company and each of its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

     (p) All legal or governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained herein and therein.

     (q) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was or will be, when made, inaccurate, untrue or incorrect in any material respect. Any certificate signed by any officer of the Company and delivered to you or your counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

     (r) Neither the Company nor any of its Subsidiaries or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (s) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated by this Agreement.


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     (t)  The Shares have been approved for listing on the New York Stock
          Exchange, subject only to official notice of issuance.

     (u) Except as disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries are in substantial compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent or threatened; and the Company is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

     (v) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks, service marks and trade names that are used in or necessary for the conduct of their respective businesses as described in the Prospectus, except for failures of ownership or use that would not cause a Material Adverse Effect. To the knowledge of the Company, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

     (w) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

     (x) All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed or extensions have been granted, and all other franchise and income tax returns of the Company and its Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided and taxes that are currently payable without penalty or interest. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income or corporate franchise tax for any years not finally determined.

     (y) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined)

          ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as set forth in the Registration Statement and the Prospectus and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate result in a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     (z) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate have a Material Adverse Effect.

     (aa) Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received any written communication, whether from a governmental authority, citizens' group, employee or otherwise, asserting that the Company or any of its Subsidiaries or any other person or entity for whom any of them is or may be liable is not in compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply would have a Material Adverse Effect, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance in the future, except where failure so to comply would not have a Material Adverse Effect.

     (bb) The Company has obtained for the benefit of the Underwriter the agreement (a "Lock-Up Agreement"), of each of the Company's directors and executive officers. The Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of the Underwriter.

     (cc) The Company and each of its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. All such insurance is outstanding and fully in force on the date hereof and will be outstanding and fully in force on the Closing Date and the Option Closing Date, as applicable. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has sustained since the date of the last financial statements included in the Prospectus any material loss or interference with their respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

     (dd) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement, in any such case, that could have a Material Adverse Effect.

     (ee) The statements in the Prospectus under the captions "Summary -- Recent developments," "Our company -- Our business strategy" and "Westar's ownership of our stock; transactions with Westar" (i) are within the coverage of Rule 175(b) under the Act to the extent such statements and data constitute forward-looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

     (ff) There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

     (gg) There are no outstanding loans (except for immaterial loans related to appliance purchases pursuant to a discontinued program under which no new loans have been made since the enactment of the Sarbanes-Oxley
          Act), advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

     (hh) Any statistical or market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

     (ii) The Company has not offered, or caused the Underwriter to offer, Shares to any person with the specific intent to influence unlawfully
          (i) a customer or supplier of the Company or any of its Subsidiaries to alter the customer's or supplier's level or type of business with the Company or any of its Subsidiaries or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the subsidiaries or any of their respective products or services.

     (jj) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of the transactions contemplated by this Agreement.

     (kk) The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

4. Representations and Warranties of Parent and the Selling Stockholder. Parent and the Selling Stockholder jointly and severally represent and warrant to the Company and the Underwriter that:

     (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by Parent and the Selling Stockholder of this Agreement, the Transaction Agreement and the Custody Agreement (the "Custody Agreement") hereinafter referred to and for the sale and delivery of the Shares to be sold by Parent or the Selling Stockholder hereunder, have been obtained; and each of Parent and the Selling Stockholder has full right, power and authority to enter into this Agreement, the Transaction Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by Parent or the Selling Stockholder hereunder; this Agreement, the Transaction Agreement and the Custody Agreement have each been duly authorized, executed and delivered by Parent and the Selling Stockholder; and the Transaction Agreement and the Custody Agreement constitute legal, valid and binding obligations of each of Parent and the Selling Stockholder, enforceable against each of Parent and the Selling Stockholder in accordance with the terms hereof and thereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained herein and therein.

     (b) As contemplated by the Transaction Agreement, certain of the Shares will have been presented for conversion from shares of Series D Preferred Stock into shares of Common Stock in compliance with procedures set forth in the Series D Preferred Stock Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or Other Rights and the Qualifications, Limitations or Restrictions Thereof on or prior to the Closing Date.

     (c) The execution, delivery and performance by each of Parent and the Selling Stockholder of this Agreement, the Transaction Agreement and the Custody Agreement, the sale of the Shares to be sold by each of Parent and the Selling Stockholder, and the consummation by each of Parent and the Selling Stockholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Parent or the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either Parent or the Selling Stockholder is a party or by which either Parent or the Selling Stockholder is bound or to which any of the property or assets of either Parent or the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws of Parent or the Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

     (d) After giving effect to the conversion of shares of the Series D Preferred Stock into shares of Common Stock contemplated by the Transaction Agreement, each of Parent and the Selling Stockholder has good and valid title to the Shares to be sold by it hereunder at the Closing Date or the Option Closing Date, as the case may be, free and clear of all liens, encumbrances, equities or adverse claims; Parent and the Selling Stockholder will have, immediately prior to the Closing Date or the Option Closing Date, as the case may be, good and valid title to the Shares to be sold by it at the Closing Date or the Option Closing Date, as the case may be, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims (other than any adverse claims of which the Underwriter has notice), will pass to the Underwriter.

     (e) Neither Parent nor the Selling Stockholder has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

     (f) As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall only apply to any statements or omissions made in reliance upon and in conformity with information relating to Parent and the Selling Stockholder furnished in writing to the Company by Parent and the Selling Stockholder expressly for use therein.

     (g) Within the preceding 180 days, neither Parent nor the Selling Stockholder, nor any other person acting on behalf of Parent or the Selling Stockholder (other than the Underwriter and the Company, as to which the Selling Stockholder makes no representation), has offered or sold to any person any Common Stock other than the Shares offered or sold to the Underwriter hereunder.

     (h) Neither Parent nor the Selling Stockholder have entered and neither of them will enter into any contractual arrangement with respect to the distribution of the Shares except for this Agreement, the Custody Agreement, the Transaction Agreement, the Registration Rights Agreement, dated as of January 9, 2003, by and among the Company, Parent and the Selling Stockholder, and the Shareholder Agreement, dated as of January 9, 2003, by and among the Company, Parent and the Selling Stockholder.

     (i) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the transfer, sale or delivery of the Shares by Parent or the Selling Stockholder, in connection with the execution, delivery and performance of this Agreement by Parent or the Selling Stockholder or in connection with the taking by Parent or the Selling Stockholder of any action contemplated hereby, except such (i) as have been obtained under the Act or the Rules and Regulations, (ii) as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares and (iii) as have been obtained from the Kansas Corporation Commission.

     (j) Each of Parent and the Selling Stockholder represents and warrants that certificates in negotiable form representing (with respect to those Shares that will be sold upon conversion of the Series D Preferred Stock, upon such conversion), all of the Shares to be sold by Parent or the Selling Stockholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by Parent or the Selling Stockholder to UMB Bank, n.a., as custodian (the "Custodian").

     (k) Each of Parent and the Selling Stockholder specifically agrees that the Shares represented by the certificates held in custody for Parent or the Selling Stockholder under the Custody Agreement, are subject to the interests of the

          Underwriter, and that the arrangements made by Parent and the Selling Stockholder for such custody is to that extent irrevocable.

5. Agreements of the Company. The Company agrees with the Underwriter as follows:

     (a) The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer (the "Prospectus Delivery Period"), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

     (b) The Company will notify the Underwriter promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of subsection (e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Underwriter promptly of all such filings.

     (c) The Company has furnished, or will furnish, to the Underwriter, without charge, two conformed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) On the Effective Date, and thereafter from time to time, the Company will deliver to the Underwriter, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriter may reasonably request.

          The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus and if such document is not approved by the Underwriter after reasonable notice thereof.

     (f) Prior to any public offering of the Shares by the Underwriter, the Company will cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) During the period of two years commencing on the date of the Price Determination Agreement, the Company will furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter a copy of each annual or other report it shall be required to file with the Commission.

     (h) The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

     (i) The Company will not at any time, directly or indirectly, take any action intended, or that might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

     (j) The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the

          Underwriter an "electronic Prospectus" to be used by the Underwriter in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Shares for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

     (k) During the 90-day period beginning on the date of this Agreement, the Company will not without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or file with the Commission a registration statement under the Act relating to, any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, transfer, disposition or filing, except for (i) issuances pursuant to employee or director compensation plans existing on the date of this Agreement, including issuances pursuant to the exercise of stock options outstanding on the date of this Agreement, (ii) grants of employee or director stock options pursuant to the terms of a plan in effect on the date of this Agreement, (iii) issuances pursuant to the exercise of such employee or director stock options, (iv) the filing of registration statements on Form S-8 and amendments thereto in connection with such employee or director stock options or the Company's employee stock purchase plans in existence on the date of this Agreement, (v) issuances pursuant to employee thrift plans or direct stock purchase or dividend reinvestment plans in place on the date of this Agreement and (vi) the issuance of shares of Common Stock or options in acquisitions in which the acquiror of such shares or options agrees to the foregoing restrictions.

     (l) The Company has engaged and shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

     (m) The Company and its Subsidiaries will keep and maintain books, records and accounts that accurately and fairly reflect, in reasonable detail, transactions in and dispositions of the assets of the Company and its Subsidiaries. The Company and each of its Subsidiaries will maintain an adequate internal control structure, procedures for financial reporting and a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries,
          (iii) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization and (iv) the recorded accounts of the assets of the Company and its Subsidiaries are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (n) The Company and its Subsidiaries will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its Chief Executive Officer or officers and Principal Financial Officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

     (o) The Company and its Subsidiaries will take all such steps as may be necessary to enable it to be in substantial compliance with all effective applicable provisions of the Sarbanes-Oxley Act.

6. Agreements of Parent and the Selling Stockholder. Each of Parent and the Selling Stockholder agrees with the Underwriter as follows:

     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, Parent and the Selling Stockholder will pay, or reimburse if paid by the Underwriter, all costs and expenses incident to the performance of the obligations of the Company, Parent or the Selling Stockholder under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (to the extent such costs are incurred after the Effective Date), (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold, (iv) the listing of the Shares on the New York Stock Exchange (to the extent such costs are incurred after the Effective Date), (v) any filings required to be made by the Underwriter with the NASD, and the reasonable fees, disbursements and other charges of counsel to the Underwriter in connection therewith, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriter in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, provided that such fees shall not exceed $5,000, (vii) counsel to the Company,
          (viii) counsel to Parent and the Selling Stockholder, (ix) the transfer agent for the Shares and (x) the Accountant.

     (b) For a period of 90 days after the date of the initial public offering of the Shares, neither Parent nor the Selling Stockholder will (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Underwriter, in each case other than the Shares to be sold by Parent or the Selling Stockholder hereunder and the shares of Common Stock to be sold to the Company by Parent or the Selling Stockholder pursuant to the Transaction Agreement.

     (c) Each of Parent and the Selling Stockholder will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter's documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7. Conditions of the Obligations of the Underwriter. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriter hereunder are subject to the following conditions:

     (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter will have received certificates, dated the Closing Date and the Option Closing Date, as applicable, and signed by the Chief Executive Officer, President or a Vice President of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

     (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding any amendment or supplement dated after the date hereof) (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, and in your judgment makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriter in accordance with the terms hereof and thereto.

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding any amendment or supplement dated after the date hereof), there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

     (d) Each of the representations and warranties of the Company, Parent and the Selling Stockholder contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date or the Option Closing Date, as the case may be, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

     (e) The Underwriter will have received opinions, each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to counsel to the Underwriter, from
          (i) Gable & Gotwals, counsel to the Company, to the effect set forth in Exhibit B, (ii) Andersen, Byrd, Richeson, Flaherty and Henrichs, special Kansas counsel to the Company, and (iii) Patman & Osborn, special Texas counsel to the Company.

     (f) The Underwriter will have received opinions, each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to counsel to the Underwriter, from
          (i) Davis Polk & Wardwell, counsel to Parent and the Selling Stockholder, to the effect set forth in Exhibit C-1 and (ii) Larry D. Irick, Vice President and General Counsel of Parent, to the effect set forth in Exhibit C-2.

     (g) The Underwriter will have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to counsel to the Underwriter, from LeBoeuf, Lamb, Greene & MacRae, L.L.P., special regulatory counsel to Parent and the Selling Stockholder.

     (h) The Underwriter will have received an opinion, dated the Closing Date and the Option Closing Date, from Jones Day, counsel to the Underwriter, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter.

     (i) On the date of the Prospectus, the Accountant shall have furnished to the Underwriter a letter, dated the date of its delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinary include in accountant's "comfort letters" to underwriters, delivered according to Statement of Accounting Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement and the Prospectus. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountant shall have furnished to the Underwriter a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountant, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date that would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

     (j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Underwriter an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer, President or a Vice President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter, to the effect that:

          (i) each signer of such certificate has reviewed the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

          (ii) each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

          (iii) each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

     (k) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Underwriter accurate certificates, dated the date of its delivery, signed by each of the Chief Executive Officer, President or a Vice President and the Chief Financial Officer of each of Parent and the Selling

          Stockholder, in form and substance satisfactory to the Underwriter, to the effect that:

          (i) each of the representations and warranties of Parent and the Selling Stockholder contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

          (ii) each of the covenants required herein to be performed by Parent and the Selling Stockholder on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by Parent or the Selling Stockholder, as the case may be, on or prior to the date of such certificate has been duly, timely and fully complied with.

     (l) On or prior to the Closing Date, the Underwriter will have received executed Lock-Up Letter Agreements, in the form of Exhibit D hereto, from the Company's directors and executive officers.

     (m) The Shares will be qualified for sale in such states as the Underwriter may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

     (n) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

     (o) The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (p) The Company shall have furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

     If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company,

Parent and the Selling Stockholder at any time on or prior to the Closing Date and, with respect to the Option Shares, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 6, Section 8, Section 10 and
Section 12 shall at all times be effective and shall survive such termination.

8. Reimbursement of Underwriter's Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 7, Section 9 or Section 11, or if the sale to the Underwriter of the Firm Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company, Parent or the Selling Stockholder to perform any agreement herein or to comply with any provision hereof, Parent and the Selling Stockholder jointly and severally agree to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

9.   Effectiveness of this Agreement.

     (a) This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) if required, notification by the Commission to the Company, Parent, the Selling Stockholder and the Underwriter of the effectiveness of the Registration Statement under the Securities Act.

     (b) Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (i) the Company, Parent or the Selling Stockholder to the Underwriter, except that Parent and the Selling Stockholder shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 5, 6 and 8 hereof,
          (ii) the Underwriter to the Company, Parent or the Selling Stockholder or (iii) any party hereto to any other party, except that the provisions of Section 10 shall at all times be effective and shall survive such termination.

10.  Indemnification.

     (a) The Company will indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of
          Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Underwriter, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) Parent and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to Parent or the

          Selling Stockholder furnished in writing to the Company or the Underwriter by Parent or the Selling Stockholder for use in the Registration Statement or Prospectus and except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

     (c) The Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
          Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement and Parent and the Selling Stockholder to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and the information contained in the thirteenth and fourteenth paragraphs under the caption "Underwriting." This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have; provided, however, that in no case will the Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by the Underwriter.

     (d) Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this subsection (d), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsections
          (a), (b) and (c) is applicable in accordance with its terms but for any reason is held to be unavailable to an indemnified party thereunder or insufficient in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company, Parent or the Selling Stockholder from persons other than the Underwriter, such as persons who control the Company or Parent or the Selling Stockholder within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company (in the case of losses, claims, liabilities, expenses and damages arising from the Company's obligations under subsection (a)) or Parent or the Selling Stockholder (in the case of losses, claims, liabilities, expenses and damages arising from the obligations of Parent and the Selling Stockholder under subsection (b)) on the one hand and the Underwriter on the other may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other (in the case of losses, claims, liabilities, expenses and damages arising under subsections (a) or (c)) or Parent or the Selling Stockholder on the one hand and the Underwriter on the other (in the case of losses, claims, liabilities, expenses and damages arising under subsections (b) or (c)). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company or Parent or the Selling Stockholder on the one hand and the Underwriter on the other, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. The relative benefits received by the Company or Parent or the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds (before deducting expenses) from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company (in the case of losses, claims, liabilities, expenses and damages arising from the Company's obligations under subsection (a)) or Parent or the Selling Stockholder (in the case of losses, claims, liabilities, expenses and damages arising from the obligations of Parent or the Selling Stockholder under subsection (b)) on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company one the one hand or the Underwriter on the other (in the case of losses, claims, liabilities, expenses and damages arising under subsections (a) or (c)) or Parent or the Selling Stockholder on the one hand and the Underwriter on the other (in the case of losses, claims, liabilities, expenses and damages arising under subsections (b) or (c)), the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Parent, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (e) shall be deemed to include, for purpose of this subsection (e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection
          (e), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this subsection (e). Except for a settlement entered into pursuant to the last sentence of subsection (d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld). In no event shall the obligations of either Parent or the Selling Stockholder under the foregoing contribution exceed the net proceeds received by Parent or the Selling Stockholder, as the case may be, from the sale of the Shares sold by it hereunder (which net proceeds shall not include the Underwriter's discounts).

     (f) The indemnity and contribution agreements contained in this Section 10 and the representations and warranties of the Company, Parent and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination. The obligations of the Underwriter under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice from the Underwriter to the Company, Parent and the Selling Stockholder if, prior to delivery and payment for the

     Shares (or the Option Shares, as the case may be), in the sole judgment of the Underwriter, (a) there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect;
     (b) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD or the New York Stock Exchange; (c) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or automated quotation system, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by the New York Stock Exchange or The Nasdaq Stock Market or by order of the Commission or the NASD or any court or other governmental authority; (d) a general banking moratorium shall have been declared by federal or New York or Oklahoma state authorities; (e) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial or securities markets, or any substantial change or development involving a prospective substantial change in national or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impractical or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (f) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (g) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in the judgment of the Underwriter has a material adverse effect on the securities markets in the United States; or
     (h) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the business and operations of the Company regardless of whether of not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Company, Parent or the Selling Stockholder to the Underwriter, except that Parent and the Selling Stockholder shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 5, 6 and 8 hereof, (ii) the Underwriter to the Company, Parent or the Selling Stockholder or (iii) of any party hereto to any other party except that the provisions of Section 10 shall at all times be effective and shall survive such termination.

12.  Miscellaneous.

     (a) Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied and confirmed (i) if to the Company, at the office of the Company, 100 West Fifth Street, Tulsa, Oklahoma 74103,
          Facsimile: 918-588-7971, Attention: Chief Financial Officer, (ii) if to Parent or the Selling Stockholder, Westar Energy Inc., 818 South Kansas Avenue, Topeka, Kansas 66612, Facsimile: 785-575-1730,
          Attention: Chief Financial Officer, or (iii) if to the Underwriter, at the offices of J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York

          10172, Facsimile: 212-622-8358, Attention: Henry K. Wilson. Any such notice shall be effective only upon receipt. Any notice under Section 11 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

     (b) This Agreement has been and is made solely for the benefit of the Underwriter, the Company, Parent and the Selling Stockholder and of the controlling persons, directors and officers referred to in Section 10, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriter.

     (c) All representations, warranties and agreements of the Company, Parent and the Selling Stockholder contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

     (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (e) Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction of such courts and personal service with respect thereto. Each of the Company, Parent and the Selling Stockholder hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party. Each of the Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of all indemnified parties and its and their stockholders and affiliates), Parent and the Selling Stockholder waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, Parent and the Selling Stockholder agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Company, Parent and the Selling Stockholder and may be enforced in any other courts in the jurisdiction of which the Company, Parent or the Selling Stockholder is or may be subject, by suit upon such judgment.

     (f) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (g) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (h) The Company, Parent, the Selling Stockholder and the Underwriter each hereby irrevocably waives any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     (i) This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriter, Parent, the Selling Stockholder and the Company.

            [The remainder of this page is intentionally left blank.]

     Please confirm that the foregoing correctly sets forth the agreement between the Company, Parent, the Selling Stockholder and the Underwriter.

                                Very truly yours,

                                ONEOK, INC.


                                By:
                                   --------------------------------------
                                   Name:
                                   Title:

                                WESTAR ENERGY, INC.

                                By:
                                   --------------------------------------
                                   Name:
                                   Title:

                                WESTAR INDUSTRIES, INC.


                                By:
                                   --------------------------------------
                                   Name:
                                   Title:

Confirmed as of the date
first above mentioned:

J.P. MORGAN SECURITIES INC.

By:
   ------------------------
   Name:
   Title:

                                   SCHEDULE I

                                                Number of Firm Shares
                                                   of Common Stock
Underwriter                                        to be Purchased
-----------                                     ---------------------
J.P. Morgan Securities Inc.                             9,500,000
                                                        ---------
         TOTAL                                          9,500,000
                                                        =========

                                   SCHEDULE II

                           SUBSIDIARIES OF THE COMPANY

                                                                                State of                Company's
                                                                              Incorporation             Ownership
Subsidiary                                                                   or Organization            Percentage
----------                                                                   ---------------            ----------
Mid Continent Market Center, Inc.                                                Kansas                   100.0%
Market Center Gathering, Inc.                                                    Kansas                   100.0%
ONEOK Sayre Storage Company                                                     Delaware                  100.0%
OkTex Pipeline Company                                                          Delaware                  100.0%
ONEOK Gas Transportation, L.L.C.                                                Oklahoma                  100.0%
ONEOK Gas Storage Holdings, Inc.                                                Delaware                  100.0%
ONEOK Texas Gas Storage, L.P.                                                     Texas                   100.0%
ONEOK WesTex Transmission, L.P.                                                 Delaware                  100.0%
ONEOK Gas Storage, L.L.C.                                                       Oklahoma                  100.0%
ONEOK Palo Duro Pipeline Company, Inc.                                          Delaware                  100.0%
ONEOK Energy Resources Company                                                  Delaware                  100.0%
ONEOK Services Company                                                          Oklahoma                  100.0%
ONEOK Technology Company                                                        Delaware                  100.0%
ONEOK Energy Marketing and Trading Company, II                                  Delaware                  100.0%
Kansas Gas Marketing Company                                                     Kansas                   100.0%
ONEOK Energy Marketing and Trading Company, L.P.                                  Texas                   100.0%
ONEOK Energy Marketing Holdings, Inc.                                           Oklahoma                  100.0%
ONEOK Energy Marketing Company                                                  Oklahoma                  100.0%
ONEOK Leasing Company                                                           Delaware                  100.0%
ONEOK Parking Company                                                           Delaware                  100.0%
ONEOK Field Services Company                                                    Oklahoma                  100.0%
ONEOK Bushton Processing, Inc.                                                  Delaware                  100.0%
Blue Moon Holdings, L.L.C.                                                      Delaware                   50.0%
ONEOK Field Services Holdings, Inc.                                             Oklahoma                  100.0%
ONEOK Texas Field Services, L.P.                                                  Texas                   100.0%
ONEOK Field Services Transmission, L.L.C.                                       Oklahoma                  100.0%
ONEOK Gas Processing, L.L.C.                                                    Oklahoma                  100.0%
ONEOK International, Inc.                                                       Delaware                  100.0%
ALPHA Transmission Company                                                      Oklahoma                  100.0%
Oklahoma Natural Energy Services Company                                        Oklahoma                  100.0%
ONEOK Gas Gathering, L.L.C.                                                     Oklahoma                  100.0%
Potato Hills Gas Gathering System (general partnership)                         Oklahoma                   50.0%
ONEOK Kansas Company                                                             Kansas                   100.0%
Oasis Acquisition Corporation                                                  California                 100.0%
Kansas Gas Service Company                                                       Kansas                   100.0%
Sycamore Gas System (general partnership)                                       Oklahoma                   48.4%
Fox Plant, L.L.C.                                                               Delaware                   50.0

                                                                                State of                Company's
                                                                              Incorporation             Ownership
Subsidiary                                                                   or Organization            Percentage
----------                                                                   ---------------            ----------

ONEOK Midstream Gas Supply, L.L.C.                                              Oklahoma                  100.0%
ONEOK NGL Marketing, L.P.                                                         Texas                   100.0%
Kansas Gas Supply Corporation                                                   Delaware                  100.0%
ONEOK WesTex Gas Pipeline, Inc.                                                 Oklahoma                  100.0%
ONEOK Texas Resources, Inc.                                                     Delaware                  100.0%
TGS Rio, L.L.C.                                                                 Delaware                  100.0%

Subsidiaries Acquired from Southern Union
-----------------------------------------
Mercado Gas Services Inc.                                                       Delaware                  100.0%
Norteno Pipeline Company                                                        Delaware                  100.0%
ONEOK Transmission Company                                                      Delaware                  100.0%
ONEOK International Investments, Inc.                                           Delaware                  100.0%
ONEOK Energy International, Inc.                                                Delaware                  100.0%
ONEOK Propane Company                                                           Delaware                  100.0%
Energia Estrella de Sur, S.A. de C.V.                                            Mexico                   100.0%
Compania Nacional de Gas S.A. de C.V.                                            Mexico                    43.29%
Construcciones, Instalaciones y Asesorias, S.A. de C.V.                          Mexico                    43.29%
Gas Servicios Del Norte de Mexico S. De R.L. De C.V.                             Mexico                    43.29%
Materiales y Aparatos, S.A. de C.V.                                              Mexico                    48.0%
Salart, S.A. de C.V.                                                             Mexico                    42.02%
Servicios Corporativos Phenix, S.C.                                              Mexico                    43.29%

In addition to the interests of the Company in the Subsidiaries set forth above, the Company also directly or indirectly holds various interests in oil and gas wells and related projects and holds various undivided interests in gasoline plants and other facilities relating to the oil and gas business and holds minority interests in various other entities and ventures.

In addition, the Company from time to time invests funds in short-term marketable securities.

                                                                       EXHIBIT A

                                   ONEOK, INC.

                          PRICE DETERMINATION AGREEMENT

                                                               August     , 2003

J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated August _____, 2003 (the "Underwriting Agreement"), among ONEOK, Inc., an Oklahoma corporation (the "Company"), Westar Industries, Inc. (the "Selling Stockholder"), a Delaware corporation and a wholly-owned subsidiary of Westar Energy, Inc., a Kansas corporation ("Parent"), Parent and you (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Selling Stockholder, subject to the terms and conditions set forth therein, of an aggregate of 9,500,000 shares (the "Firm Shares") of the Company's common stock, par value $0.01 per share, together with the associated preferred stock purchase rights. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agrees with the Underwriter as follows:

          I. The initial public offering price per share for the Firm Shares shall be $[ ].

          II. The purchase price per share for the Firm Shares to be paid by the Underwriter shall be $[ ] representing an amount equal to the initial public offering price set forth above, less $[ ] per share.

     The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     Each of Parent and the Selling Stockholder represents and warrants to the Underwriter that the representations and warranties of Parent and the Selling Stockholder set forth in Section 4 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the Underwriter, which shall be a part of this Agreement and the Underwriting Agreement.

     This Agreement shall be governed by the law of the State of New York.

     If the foregoing is in accordance with your understanding of the agreement among the Underwriter, Parent, the Selling Stockholder and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriter, Parent, the Selling Stockholder and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                Very truly yours,

                                ONEOK, INC.


                                By:
                                   -----------------------------------
                                   Name:
                                   Title:

                                WESTAR ENERGY, INC.

                                By:
                                   -----------------------------------
                                   Name:
                                   Title:

                                WESTAR INDUSTRIES, INC.


                                By:
                                   -----------------------------------
                                   Name:
                                   Title:

Confirmed as of the date
first above mentioned:

J.P. MORGAN SECURITIES INC.

By:
   -------------------------
   Name:
   Title:

                                                                       EXHIBIT B

                               Form of Opinion of
                             Counsel to the Company

1. The Company and each of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is the direct or indirect sole record owner and, to such counsel's knowledge, the sole beneficial owner of all of the capital stock, capital interests or partnership interests of each of its Subsidiaries, except as otherwise set forth on Schedule II to the Underwriting Agreement, dated as of August ____, 2003 (together with the Price Determination Agreement included therein as Exhibit A, the "Agreement").

2. All of the shares of Common Stock have been, and the Shares, when delivered and paid for in accordance with the provisions of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to (a) any preemptive right arising under the certificate of incorporation, by-laws or other organizational document of the Company or any significant subsidiary or the laws of the State of Oklahoma, (b) co-sale right, (c) right of first refusal or (d) other similar right. Except as described in the Registration Statement or the Prospectus or in the documents incorporated therein by reference or in any thrift plan, dividend reinvestment or direct stock purchase plan or any employee or director compensation arrangements pursuant to a plan in effect on the date of this opinion, to such counsel's knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

3. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required to be obtained by the Company in connection with (a) the issuance of shares of Common Stock upon conversion of shares of Series D Preferred Stock by the Selling Stockholder, (b) the transfer, sale or delivery of the Shares by Parent or the Selling Stockholder, (c) the execution, delivery and performance of the Agreement by the Company or (d) the taking by the Company of any action contemplated thereby except such as
     (1) have been obtained under the Act and the Rules and Regulations and (2) may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriter of the Shares to be sold by the Company.

4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus. The form of certificate used to evidence the Common Stock and filed as an Exhibit to the Registration Statement is in due and proper form and complies with all applicable statutory requirements.

5. All issued and outstanding shares of capital stock or other equity interests of each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) of the Company have been duly authorized and validly issued and, to such counsel's knowledge, have not been issued in violation of or subject to (a) any preemptive right arising under the certificate of incorporation, by-laws or other organizational document of the Company or such significant subsidiary or the laws of the State of Oklahoma, (b) co-sale right, (c) right of first refusal or (d) other similar right. To such counsel's knowledge, all of the shares of capital stock or other equity interests in the Subsidiaries reflected as owned by the Company on Schedule II to the Agreement are owned by the Company free and clear of any security interests, liens, encumbrances and claims whatsoever.

6. The Registration Statement and the Prospectus (including any documents incorporated by reference into the Prospectus, at the time they were filed) comply or complied in all material respects as to form with the requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations (except that such counsel need not express an opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus or incorporated by reference therein).

7. The information in the Registration Statement and the Prospectus under the captions "Transaction Agreement with Westar" and

     "Description of Capital Stock," insofar as such statements purport to summarize the legal matters or documents referred to therein, present fair summaries of such legal matters and documents.

8. To such counsel's knowledge, (a) any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein, and (b) any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement or Prospectus; and, to such counsel's knowledge, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

9. To such counsel's knowledge, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

10. To such counsel's knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Registration Statement and the Prospectus (including the documents incorporated by reference therein) or such as in the aggregate do not now have and would not reasonably be expected to have a Material Adverse Effect.

11. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown in all material respects.

12. The Company has full corporate power and authority to enter into the Agreement and the Transaction Agreement, and the Agreement and the Transaction Agreement have been duly authorized, executed and delivered by the Company, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained therein.

13. The execution and delivery by the Company of, and the performance by the Company of its agreements in, the Agreement and the Transaction Agreement do not and will not (a) violate the certificate of incorporation or by-laws of the Company, (b) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which such counsel has knowledge, (c) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its assets pursuant to the terms of, any (i) voting trust arrangement or any contract or other agreement to which the Company is a party that restricts the ability of the Company to issue securities of which such counsel has knowledge or (ii) Document filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement, (d) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which such counsel has knowledge or (e) violate applicable provisions of any statute or regulation in the State of Oklahoma or of the United States; except with respect to items (b), (c) and (d) above, such conflicts, agreements, breaches, violations or defaults as would not have a Material Adverse Effect.

14. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

15. The Shares have been duly authorized for listing on the New York Stock Exchange upon official notice of issuance.

     Such counsel hereby confirms to the Underwriter that such counsel has been orally advised by the Commission that the Registration Statement has become effective under the Act and that, to such counsel's knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

     Such counsel hereby further confirms to the Underwriter that, to such counsel's knowledge, there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Company or any of its Subsidiaries, or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator that (i) seek to challenge the legality or enforceability of the Agreement or the Shares, (ii) except as set forth in the Registration Statement or Prospectus or any documents incorporated by reference therein, seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iii) except as set forth in the Registration Statement or Prospectus or any documents incorporated by reference therein seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement except as would not have a Material Adverse Effect, (iv) except as set forth in or contemplated by the Registration Statement or the Prospectus or any of the documents incorporated by reference into the Registration Statement or the Prospectus, seek money damages in excess of 10% of the current assets of the Company and its subsidiaries on a consolidated basis or seek to impose criminal penalties upon the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such and of which such counsel has knowledge, other than ordinary routine litigation incidental to the Company's business, or (v) except as set forth in or contemplated by the Registration Statement or the Prospectus or any of the documents incorporated by reference into the Registration Statement or the Prospectus, seek to enjoin any of the business activities of the Company or any of its Subsidiaries or the transactions described in the Prospectus and of which such counsel has knowledge.

     Such counsel has participated in the preparation of the Registration Statement and the Prospectus. From time to time in connection therewith such counsel has had discussions with (i) officers and representatives of the Company, (ii) representatives of KPMG LLP, the independent accountants who examined certain of the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, and (iii) the Underwriter's representatives and counsel concerning the information contained in or incorporated by reference in the Registration Statement and the Prospectus. Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in or incorporated by reference in the Registration Statement and the Prospectus except to the extent set forth in paragraphs 4 and 7 above. Based solely upon the participation and discussions described above, however, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement and the Prospectus, when read collectively (except for the following as to which such counsel is not called upon to express a view: (a) financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus (or incorporated by reference therein) and (b) the information referred to under the caption "Experts" as having been included or incorporated by reference into the Registration Statement and the Prospectus on the authority of KPMG LLP as experts), as of the date thereof or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions of other counsel to the Company as to matters governed by the laws of jurisdictions other than the United States and the State of Oklahoma, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that in such counsel's opinion that such counsel and the Underwriter are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriter on the Closing Date. In connection with the transactions contemplated by the Agreement and the Transaction Agreement, counsel shall not be required to opine on, and may expressly exclude from its opinion, any matters relating to the legal effect of the Public Utility Holding Company Act of 1935 or any related laws, rules or regulations on (1) the conversion of the shares of Series D Preferred Stock to shares of Common Stock, or (2) the sale, transfer or delivery of the Shares by the Selling Stockholder or Parent, or (3) the ownership or other impact arising as a result of such conversion, sale, transfer or delivery of the Shares. For purposes of paragraph 3 and 13(e) above, such counsel has reviewed only those statutes, rules and regulations, including regulatory rules and regulations, that in such counsel's experience are applicable to transactions of the type contemplated by the Agreement or the Indenture or for the offering, issuance, sale or delivery of the Shares. For purposes of the foregoing opinion, the term "knowledge" shall mean the conscious awareness of information by any Primary Lawyer, without undertaking any investigation. The term "Primary Lawyer" shall mean each lawyer in such counsel's Firm who gave substantive attention to representations of the Company in connection with the transaction described in the Prospectus. Capitalized terms used in such opinion but not defined shall have the meanings assigned to them in the Agreement, except the term "Subsidiaries" shall not include any subsidiaries listed on Schedule II to the Agreement as being organized under the laws of Mexico ("Excluded Subsidiaries") and counsel shall not be required to express any opinions regarding any Excluded Subsidiaries.

                                                                     EXHIBIT C-1

                    Form of Opinion of Davis Polk & Wardwell,
                  Counsel to Parent and the Selling Stockholder

1. The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

2. The Transaction Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

3. The Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and, assuming due authorization, execution and delivery thereof by Parent, is a legal, valid and binding obligation of each of Parent and the Selling Stockholder, enforceable against each of Parent and the Selling Stockholder in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained therein.

4. The sale of the Shares and the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement and the Transaction Agreement, and the consummation of the transactions contemplated therein, have been duly authorized on the part of the Selling Stockholder; and no consent, approval, authorization, order, registration or qualification under United States federal securities laws is required for the sale of the Shares or the consummation by Parent or the Selling Stockholder of the transactions contemplated by the Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act.

5. Upon payment for the Shares to be sold by Parent or the Selling Stockholder as provided in the Underwriting Agreement, delivery of such Shares, as directed by the Underwriter, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares)), (A) DTC

                                      C-1-1
     shall be a "protected purchaser" of such Shares within the meaning of 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriter with respect to such security entitlement (it being understood that for the purpose of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance wit its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account(s) of the Underwriter on the records of DTC will have been made pursuant to the UCC). The opinion of counsel described above shall be rendered to the Underwriter at the request of Parent and the Selling Stockholder and shall so state therein.

                                      C-1-2

                                                                     EXHIBIT C-2

                       Form of Opinion of Larry D. Irick,
    Vice President and General Counsel of Parent and the Selling Stockholder

1. The Underwriting Agreement has been duly authorized, executed and delivered by Parent.

2. The Transaction Agreement has been duly authorized, executed and delivered by Parent and is a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained therein.

3. The Custody Agreement has been duly authorized, executed and delivered by Parent.

4. The sale of the Shares and the execution, delivery and performance by Parent and the Selling Stockholder of, and the performance by Parent and the Selling Stockholder of their respective obligations under, the Underwriting Agreement and the Transaction Agreement, and the consummation of the transactions contemplated therein, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Parent or the Selling Stockholder is a party or by which Parent or the Selling Stockholder is bound or to which any of the property or assets of Parent or the Selling Stockholder is subject, nor will any such action result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Parent or the Selling Stockholder or any of their respective properties (other than under any federal or state securities or Blue Sky laws as to which we express no opinion), and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by Parent and the Selling Stockholder of the transactions contemplated by the Underwriting Agreement or the Transaction Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act or any applicable state securities or Blue

                                      C-2-1

     Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

The opinion of counsel described above shall be rendered to the Underwriter at the request of Parent and the Selling Stockholder and shall so state therein.

                                      C-1-2

                                                                       EXHIBIT D

                            LOCK-UP LETTER AGREEMENT

                                                               August     , 2003

J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of common stock, $0.01 par value per share (including the associated preferred stock purchase rights, the "Common Stock"), of ONEOK, Inc., an Oklahoma corporation (the "Company"). Westar Industries, Inc. (the "Selling Stockholder"), a Delaware corporation and a wholly-owned subsidiary of Westar Energy, Inc., a Kansas corporation ("Parent") proposes to sell [9,500,000] of its shares of Common Stock (the "Offering"), for which you will act as the underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit Parent and the Selling Stockholder. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company, Parent and the Selling Stockholder with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of J.P. Morgan Securities Inc. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934 or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final prospectus supplement relating to the Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent or registrar, as applicable, against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.


------------------------------------
Printed Name of Holder

By:
    --------------------------------
    Signature


------------------------------------
Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)


                                      D-2